UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

Arena Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 453-7200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

Arena has previously announced that it is collaborating with Merck & Co., Inc. on three GPCRs to develop therapeutics in the field of cardiovascular diseases. The more specific subject matter of the Merck cardiovascular collaboration is artherosclerosis and related disorders. Arena believes that one or more of these GPCRs play a role in regulating plasma lipid profiles, including HDL cholesterol, the so-called “good cholesterol,” and is responsible for the HDL-raising activity of niacin.

There are successful drugs available for lowering LDL cholesterol. However, development of novel, effective therapies to increase HDL cholesterol remains a major focus of research. Arena believes that such therapies may reduce the risk of atherosclerotic heart disease and compete in the large anti-hyperlipidemic market.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the activities expected to occur in connection with Arena’s collaboration with Merck, the potential role of GPCRs, and the therapeutic applications of compounds identified as modulators of such receptors, as well as other statements that are not historical facts. For such statements, Arena claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Arena’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the success of Arena’s and Merck’s research and clinical studies. Additional factors that could cause actual results to differ materially from those stated or implied by Arena’s forward-looking statements are disclosed in Arena’s SEC reports, including Arena’s most recent registration statement and most recent quarterly report on Form 10-Q. These forward-looking statements represent Arena’s judgment as of the time of the filing of this Form 8-K. Arena disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARENA PHARMACEUTICALS, INC.

Dated: January 13, 2005	By:	/s/ Steven W. Spector
Steven W. Spector
SVP, General Counsel & Secretary